UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________

FORM 8-K
                                                                                                               ____________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 11, 2005 (Date of earliest event reported)

WEBEX COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-30849	77-0548319
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3979 Freedom Circle
Santa Clara, California 95054
(Address of principal executive offices)

Telephone: (408) 435-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2).

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b)).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

On May 11, 2005 the Board of Directors of WebEx Communications, Inc. (“WebEx” or “Company”) approved an extension of the termination date of the Company’s $40 million stock repurchase program from July 22, 2005 to December 31, 2005. No other changes to the stock repurchase program were made. The stock repurchase program was originally approved by the WebEx board in July 2004 and authorizes the Company to repurchase up to $40 million of the Company’s common stock during the term of the program.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 11, 2005, Min Zhu resigned as a member of the board of directors of and as chief technical officer of the Company. As disclosed in the Company’s Proxy Statement for the Company’s 2005 annual meeting of stockholders filed with the Securities and Exchange Commission on April 6, 2005 (“Proxy Statement”), Mr. Jan Baan did not stand for re-election to the Company’s board of directors. As his term as a director expired as of the date of the Company’s annual meeting, Mr. Baan retired from the board effective May 11, 2005. Alfred R. Berkeley III, a director candidate as set forth in the Proxy Statement, was elected as a director at the annual meeting, and thus his term as a director began on May 11, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBEX COMMUNICATIONS, INC.

Date: May 16, 2005	By:	/s/ Subrah S. Iyar
Subrah S. Iyar
Title: Chief Executive Officer